STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT, dated as of April 18, 2000 (this "Agreement"), by and among Intellect Capital Group, LLC, a Delaware limited liability company (the "Purchaser"), and PhotoLoft.Com, Inc., a Nevada corporation (the "Company").

                                   WITNESSETH:
                                   ----------

     WHEREAS, the Company desires to issue and sell, and the Purchaser desires to purchase, 900 shares of Series B Preferred Stock (the "Purchased Stock"), with such Purchased Stock having the various rights set forth in that certain Certificate of Designations, Preferences and Rights of Series B Preferred Stock in the form attached hereto as Exhibit A (the "Certificate of Designations") convertible into shares of Common Stock of the Company (the "Common Stock") upon the terms and subject to the conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

     1.1     Definitions.  The  capitalized  terms  used  in  this  Agreement
             -----------
(including the foregoing preamble and recitals) and not otherwise defined herein shall have the meaning specified in Appendix 1 attached hereto and made a part hereof.

                                   ARTICLE II
                         PURCHASE OF INTERESTS; CLOSING
                         ------------------------------

     2.1     Purchase  of  Purchased Stock.  Subject to the terms and conditions
             -----------------------------
set forth in this Agreement and the Designation, the Purchaser agrees to purchase from the Company on the Closing Date, and the Company agrees to sell, assign, transfer and deliver to the Purchaser on the Closing Date, free and clear of all Encumbrances (other than those arising out of actions of the Purchaser), the Purchased Stock.

2.2     Terms  of  Purchased  Stock.  The  Parties agree that the Certificate of
        ---------------------------
Designations shall set forth the terms of and conditions of the Purchased Shares, including but not limited to the conversion of the Purchased Stock, which shall be convertible into 50% of the Company's then-outstanding securities following the conversion, on a fully-diluted basis (i.e., taking into account all issued and outstanding Common Stock, the conversion of all other securities convertible into shares of Common Stock, the exercise of all warrants and options exercisable for shares of Common Stock and any commitments of the Company to issue or sell any Common Stock or securities convertible into shares of Common Stock and the exercise of such committed securities) in accordance with Section 2(b) of the Certificate of Designations and the immediate and automatic conversion of such Purchased Shares in the event of the sale of all or substantially all of the assets of the Company or a merger in which the Company is not the surviving entity or in which shares of Common Stock of the Company are to be cancelled in exchange for value, or upon the election of the Purchaser.

2.3     Purchase  Price.  In  consideration  for  the sale by the Company of the
        ---------------
Purchased Shares, the Purchaser shall deliver at the Closing to the Company Nine Thousand Dollars ($9,000) (the "Purchase Price").

2.4     Closing.  The  purchase and sale to the Purchaser referred to in Section
        -------
2.1 (the "Closing") shall take place no later than 10:00 A.M. at the offices of Manatt, Phelps & Phillips, LLP, 11355 West Olympic Boulevard, Los Angeles CA 90064, on May 10, 2000, or at such place as the parties may mutually agree (the "Closing Date"). At the Closing, the Company shall assign and transfer to the Purchaser good and valid title, and all other rights and interests, in and to the Purchased Shares.

2.5     Payment  Method.  The  Purchase  Price payable to the Company at Closing
        ---------------
shall be paid by wire transfer of immediately available funds or cash pursuant to instructions delivered by the Company to the Purchaser on or before the Closing Date.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

     The  Company  represents  and  warrants  to  the  Purchaser  as  follows:

     3.1     Organization  and Good Standing.  The Company is a corporation duly
             -------------------------------
organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite power to own and operate its properties and carry on its business as it does currently. The Company has delivered or made available to the Purchaser a true and correct copy of its Certificate of Incorporation and its Bylaws (collectively, the "Company Formation Documents").

3.2     Capitalization.  As  of  March  31,  2000,  the  Company has  50,000,000
        --------------                                                ----------
shares  of  Common  Stock authorized, of which 12,914,375 shares were issued and
                                               ----------
outstanding  and  50,000,000  shares  of  preferred  stock, $.001 par value (the
                  ----------
"Preferred Stock") authorized, of which 106 shares had been designated as Series A Convertible Preferred Stock, of which 106 shares were issued and outstanding. A true and compete list of all of the numbers of any and all commitments to issue Common Stock or securities convertible into Common Stock is set forth on
Schedule  3.2(a).  All  of  the issued and outstanding shares of Common Stock of
 ---------------
the Company are validly issued, fully paid and nonassessable, and free of preemptive rights. All of the issued and outstanding shares of all of the series of Preferred Stock are validly issued, fully paid and nonassessable, and free of preemptive rights. The Purchased Stock shall be convertible into such number of shares of Common Stock reflecting 50% of all of the Company's then-outstanding, on a fully-diluted basis (i.e., taking into account all issued and outstanding Common Stock, the conversion of all other securities convertible into shares of Common Stock, the exercise of all warrants and options exercisable for shares of Common Stock and any commitments of the Company to issue or sell any Common Stock or securities convertible into shares of Common Stock and the exercise of such committed securities) as set forth in Section 2(b) of the Certificate of Designations and is free and clear of all Liens and adverse claims except as provided in Schedule 3.2. There are not now, and on
                                        ------------
the Closing Date there will not be, any shares of Common Stock (or interests or securities substantially equivalent to Common Stock) issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Company to issue, transfer or sell any of its Common Stock or securities (except as set forth on Schedule 3.2(a)). The Company has
                                              ----------------
sufficient number of shares of Common Stock authorized in order to reserve a number of shares to permit the conversion of the Purchased Shares.

3.3     Authority and Authorization of Agreement.  The Company has all necessary
        ----------------------------------------
power and authority to execute and deliver this Agreement and the other Closing Documents to which it is a party, to consummate the transactions contemplated by this Agreement, to perform all the terms and conditions of this Agreement and the Closing Documents to be performed by it and to issue additional series of preferred stock that do not have rights in excess of existing series of preferred stock without shareholder approval. The execution, delivery and performance by the Company of this Agreement and the other documents, certificates, and instruments to be executed and delivered by the Company hereunder, and the consummation of the transactions contemplated hereby, have been duly and validly authorized and approved by all necessary corporate action on the part of the Company and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions. This Agreement, and the other documents, certificates, and instruments delivered by the Company hereunder to which it is a party, have been duly executed and delivered by the Company and, assuming the due execution of this Agreement by the Purchaser, constitute the legal, valid, and binding obligations of the Company, enforceable against it in accordance with their terms, except as may be limited by general principles of equity or principles of creditors' rights generally.

3.4     Consents  and Approvals; No Violations.  Except as set forth on Schedule
        --------------------------------------
3.4(a), the execution and delivery by the Company of this Agreement and the other Closing Documents to which it is a party do not, and the consummation by the Company of the transactions contemplated hereby and compliance by the Company with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligations or the loss of a benefit under or result in the creation of any Lien upon or right of first refusal with respect to any of the properties or assets of the Company under, (i) any provision of the Company Formation Documents or (ii) any material loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise of license applicable to the Company, other than, in the case of (ii), any such violations, defaults, rights, losses or Liens that, individually or in the aggregate, would, so far as the Company may reasonably foresee, not prevent or result in a delay of the consummation of the transactions contemplated by this Agreement. No filing or registration with, or authorization, consent or approval of, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the transaction contemplated by this Agreement, except such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, so far as the Company may reasonably foresee, prevent or result in a delay of the consummation of the transactions contemplated hereby.

     3.5      Brokers. No agent, broker, person or firm acting on behalf of the
              -------
Company, is, or will be, entitled to any commission or broker's or finder's fees from the Company, or from any Person controlling, controlled by or under common control with the Company, in connection with the purchase of the Purchased Stock.

     3.6     Litigation. Except as set forth on Schedule 3.6 hereto, there is no
             ----------                         ------------
Action pending or, to the knowledge of the Company, threatened against or affecting the Company, any Shareholders or their respective Affiliates that would affect materially the ability of the Company to carry out the transactions contemplated by this Agreement.

3.7     Financial  Statements;  No  Material  Changes.
        ---------------------------------------------

          (a) The Audited Financial Statements of the Company, dated December 31, 1999, are hereinafter referred to as the "Financial Statements" and December 31, 1999 is hereinafter referred to as the "Financial Statement Date". The Financial Statements are set forth on Schedule 3.7(a). The Financial Statements fairly present in all material respects the financial position of the Company at the date thereof.

          (b) Since the Financial Statement Date, there has been no material adverse change in the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of the Company taken as a whole (a "Material Adverse Change").

          (c) The Company has no commitments to issue Common Stock or any other securities or debt instruments convertible into shares of Common Stock, except for those noted on Schedule 3.2.

     3.8     Books  and  Records.  The minutes of the Company previously made or
             -------------------
to be made available to the Purchaser and its representatives, contain materially accurate records of all meetings of, and corporate actions taken by (including action taken by written consent), the Board of Directors and the Shareholders of the Company.

     3.9     Compliance  with  Laws.  The  Company  is  in  compliance  with all
             ----------------------
applicable laws, regulations, orders, judgments and decrees except where the failure to so comply does not and would not reasonably be likely to have a Material Adverse Change.

     3.10     Material  Agreements.  Schedule  3.10  sets  forth an accurate and
              --------------------   --------------
complete list of all Material Agreements. Company has provided or will provide prior to the Closing Date Purchaser with complete and correct copies of all such

Material  Agreements.  Except  as  set forth in Schedule 3.10:  (i) the Material
                                                -------------
Agreements have not been modified, amended or assigned and are in full force and effect; (ii) there are no defaults by Company or any other party to the Material Agreements as of the Closing Date; (iii) Company has not received any notice of any default, offset, counterclaim or defense under the Materials Agreements as of the Closing Date; (iv) no condition or event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by Company of the terms of the Material Agreements as of the Closing
Date; and (v) there does not now, and at Closing there will not, exist any security interest, lien, encumbrance or claim on any interest of Seller in the Material Agreements as of the Closing Date.

3.11     Patents,  Trademarks,  etc.  Except  as set forth on Schedule 3.11, the
         ---------------------------                          -------------
Company has title and ownership of all patents, patent applications, licenses, trademarks, service marks, trade names, inventions, processes, formulae, trade secrets, franchises, copyrights and other proprietary rights relative to intellectual property necessary for the operation of its business as now conducted and as proposed to be conducted with no infringement of or conflict with the rights of others. To the best of its knowledge, such ownership and title are exclusive and not subject to termination without the Company's consent. Except as set forth on Schedule 3.11, there are no outstanding
                                      --------------
options, licenses, or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights or processes of any other person or entity. Except as set forth on Schedule 3.11 and to the best of the Company's knowledge, there is no
           -------------
third party that is infringing or violating any of the Company's patents, licenses, trademarks, service marks, trade names, inventions, processes, formulae, trade secrets, franchises, copyrights or other proprietary rights relative to intellectual property. Except as set forth on Schedule 3.11, the
                                                              -------------
Company has not received any communications from any third party alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights relative to intellectual property of any other person or entity.

     3.12     Domain Names.  Set forth on Schedule 3.12 hereto is every Internet
              ------------                -------------
domain name in which the Company is the registrant (the "Domain Names"). There are no claims of infringement or misappropriation, pending or, to the knowledge of the Company, threatened, relative to the Domain Names, and, to the knowledge of the Company, there is no basis for any such claims. The Company is the sole and exclusive owner of all right, title and interest in and to the Domain Names.

3.13     Disclosure.  To  the  Company's  knowledge,  there  is  no event, fact,
         ----------
condition or occurrence that makes any of the representations and warranties contained in Article III or any certificate, schedule or exhibit prepared and delivered by or on behalf of the Company pursuant to this Agreement untrue or, if not disclosed, would make such representations and warranties misleading in light of the circumstances under which they were furnished.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                 -----------------------------------------------

     The  Purchaser  hereby  represents  and warrants to the Company as follows:

     4.1     Existence and Good Standing; Power and Authority.  The Purchaser is
             ------------------------------------------------
a limited liability company duly created and validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the requisite company power and authority to enter into, execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly authorized and approved by the Purchaser and no other action on the part of the Purchaser is necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by the Purchaser and, assuming the due execution of this Agreement by the Company is a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, organization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     4.2     Investment  Representations.
             ---------------------------

          (a) Purchaser is acquiring the Purchased Stock for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as from time to time amended, or any similar Federal statute then in effect (the "1933 Act").

          (b) Purchaser is an investor in securities of companies in the development stage and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Purchased Stock.

          (c) Purchaser has not been offered the Purchased Stock by any form of advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by such media.

          (d) Purchaser was not formed for the specific purpose of acquiring the Purchased Stock offered hereunder.

          (e) Purchaser's principal address is as set forth in Section 10.5 hereof, and it does not reside in any state of the United States other than the state specified in its address in Section 10.5 hereof, if at all.

     4.3     Consents  and  Approvals. Other than the filings and/or notices set
             ------------------------
forth  in  Schedule 4.3, no notices, reports or other filings are required to be
           ------------
made by Purchaser with, nor are any consents, registrations, approvals, permits, authorizations or waivers required to be obtained by Purchaser from, any Person or Governmental Authority, in connection with the execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to prevent, materially delay or materially impair the ability of Purchaser to consummate the transactions contemplated by this Agreement.

     4.4     Restrictive  Documents.  The  Purchaser  is  not  subject  to  any
             ----------------------
mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character which would prevent consummation by it of the transactions contemplated by this Agreement and consummation of the transactions contemplated hereby will not result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, any mortgage, lien, lease, agreement or instrument to which the Purchaser is a party or by which it is bound and which breach or default would prevent the consummation of the transactions contemplated by this Agreement.

4.5     Brokers.  No  agent,  broker,  person  or  firm  acting on behalf of the
        -------
Purchaser, is, or will be, entitled to any commission or broker's or finder's fees from the Purchaser, or from any Person controlling, controlled by or under common control with the Purchaser, in connection with the purchase of the Purchased Stock.

     4.6     No  Litigation.  There  is  no  judgment  or  decree outstanding or
             --------------
litigation or other investigation pending or proceeding pending or, to the Purchaser's knowledge, threatened which would adversely affect the Purchaser's power, authority or ability to enter into this Agreement and to carry out the transactions contemplated herein.

     4.7     No Insolvency.  No insolvency proceedings of any nature, including,
             -------------
without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Purchaser are pending or threatened, and the Purchaser has not made an assignment for the benefit of creditors nor taken any action with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings.

                                    ARTICLE V
                              PRE-CLOSING COVENANTS
                              ---------------------

     5.1     Exclusive  Dealing.  During  the  period  from  the  date  of  this
             ------------------
Agreement to the earlier of (i) the Closing Date or (ii) the termination of this Agreement in accordance with its terms, none of the Company, its Affiliates or representatives or any officer or director of the Company shall take any action to, directly or indirectly, encourage, initiate, solicit or engage in discussions or negotiations with, or provide any information, including the existence of this Agreement and the status of the transactions contemplated hereby, to any Person, other than the Purchaser and its Affiliates and representatives (including their respective attorneys, accountants and financial advisors), concerning any purchase of any Common Stock or any merger, asset sale or similar transaction involving the Company unless the disclosure of such information is necessary in making any filings or obtaining any consents or approvals required under this Agreement or for the consummation of the transactions contemplated hereby. The Company shall immediately cease and cause to be terminated any negotiations, discussions or activities, and shall promptly notify Purchaser in the event any of them receives a written inquiry from any Person indicating or suggesting an interest, concerning the purchase of any capital stock of the Company or any merger, asset, sale or similar transaction involving the Company.

5.2     Review  of  the  Company.  The Purchaser may, prior to the Closing Date,
        ------------------------
directly or through its representatives, review the properties, books and records of the Company and its financial and legal condition to the extent they deem necessary or advisable to familiarize itself with such properties and other matters; provided that such review shall occur during regular business hours of the Company and shall be conducted in a manner that will not unduly disrupt the business and operations of the Company. The Company shall permit the Purchaser and its representatives to have, after the date of execution of this Agreement, reasonable access to the premises occupied by the Company and to all the books and records of the Company and to cause the officers of the Company to furnish the Purchaser with such financial and operating data and other information with respect to the business and properties of the Company as the Purchaser shall from time to time reasonably request. The Company shall deliver or cause to be delivered to the Purchaser such additional instruments, documents, certificates and opinions as the Purchaser may reasonably request for the purpose of: (a) verifying the information set forth in this Agreement or on any Schedule attached hereto and (b) consummating or evidencing the transactions contemplated by this Agreement.

5.3     Reasonable  Efforts.  Each  of  the  Company  and  the  Purchaser  shall
        -------------------
cooperate and use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate actions, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations, and to deliver or cause to be delivered such additional instruments, documents, certificates and opinions as requested, in each case to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their respective commercially reasonable efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and Persons party to, or delivering consents, waivers or authorizations under, the Material Agreements (it being understood and agreed that the Company has the primary obligation to secure consents, waivers or authorizations under the Material Agreements and the Purchaser has the obligation to use its commercially reasonable efforts to assist the Company).

                                   ARTICLE VI
                             POST-CLOSING COVENANTS
                             ----------------------

     6.1     Confidentiality.  The  parties  hereto shall hold in confidence the
             ---------------
information contained in this Agreement, and all information related to this Agreement, which is not otherwise known to the public, shall be held by each party hereto as confidential and proprietary information and shall not be disclosed without the prior written consent of the other parties. Accordingly, the Company and the Purchaser shall not discuss with, or provide nonpublic information to, and shall cause their Affiliates to not discuss with or provide nonpublic information to, any third party (except for such party's attorneys and consultants) concerning this transaction, except as required in governmental filings or judicial, administrative or arbitration proceedings or pursuant to public announcements made with the prior written approval of the Company and the Purchaser; provided, however, that the Purchaser may provide non-public
            --------   -------
information  to  investors  and  employee  candidates.

6.2     Cooperation.  The  parties  hereto agree to cooperate as is necessary to
        -----------
effectuate the terms of this Agreement. The Company agrees to use its best efforts to provide financial data and other information, including access to all industry contacts, to Purchaser or potential investors. The Company agrees to provide the Purchaser any information regarding the Company at Purchaser's request. The Company agrees that it shall pay reasonable out-of-pocket expenses of Purchaser associated with its efforts as an active investor in the Company, provided that the Company shall not be obligated to pay the Purchaser's legal fees in connection with the execution of this Agreement, and provided further, that the Purchaser shall seek approval of the Company prior to any expenditure exceeding $5,000. The Company hereby acknowledges that any amounts raised through the efforts of the Purchaser will be subject to standard introduction fees of seven percent.

6.3     Active  Investor.  The  Purchaser  will  be an active shareholder in the
        ----------------
Company, and as such will reasonably assist the Company with some or all of the following for as long as the Purchaser owns the Purchased Shares:

          (a) Identifying strategic alternatives for the Company, including identifying and approaching appropriate funding sources, arranging capital through intermediaries and/or investors, initial capitalization of the Company, divestiture or acquisition of businesses, the sale of the Company, including using its best efforts to assist the Company in obtaining commitments for financing in the amount of $10 million by June 30, 2000 and using its best efforts to obtain commitments to obtain the necessary financing during the first two years following the execution of this Agreement (which the parties hereto anticipate to total $15 million, subject to change as may be required by market conditions, the general business climate and the Company's needs);

          (b)  Advisory  services,  including  general  business  and  financial analysis, transaction feasibility analysis, and personnel matters, including attracting management and directors to be employed or retained by the Company;

          (c) Providing general advice on corporate financial issues, including advice with respect to capital markets, merger and asset acquisition or divestiture activities and balance sheet management activities;

          (d) As requested, assisting in negotiations and related strategy with respect to any transactions;

          (e) Advising and assisting management of the Company in making appropriate presentations to investors and other third parties;

          (f) Other financial, advisory and related business services as may from time to time be agreed upon by the Purchaser and the Company.

     6.4     Board  Designations.  For  as  long  as  Purchaser  shall  own  any
             -------------------
Preferred Stock or Common Stock ("Capital Stock") of the Company, Purchaser shall have the right to designate for nomination in any election of directors to the Board of Directors such number of individuals as constitutes twenty percent (20%) of the Board of Directors of the Company, rounded up to the next whole person ("Purchaser Designees"). As of the date hereof, the Purchaser Designee is Terren S. Peizer. For as long as Purchaser shall own any Capital Stock of the Company, any investors introduced to the Company by Purchaser in connection with its conduct as an active shareholder who consummate an investment in the Company shall be granted the right, as a group and in connection with such investment, to designate for nomination in any election of directors to the Board of Directors such number of individuals as constitutes twenty percent
(20%) of the Board of Directors of the Company ("Investor Designees"). For as long as Purchaser shall own any Capital Stock of the Company, management of the Company shall have the right to designate for nomination in any election of directors to the Board of Directors such number of individuals as constitutes twenty percent (20%) of the Board of Directors of the Company ("Company Designees"), provided that the identity of the Purchaser Designees shall be subject to Purchaser's approval, not to be unreasonably withheld (which withholding by Purchaser shall be deemed to be reasonable in the event that the Company submits an individual or individuals who have professional, business or industry expertise that is already possessed or represented by another member of the Board of Directors or believed by Purchaser to be insufficient at the time of such submission). The Company shall submit the names and qualifications of the proposed Company Designees to Purchaser in writing, and Purchaser shall approve or disapprove of such Company Designees in writing within 10 business days. If a Company Designee is not approved, Company management shall have 30 days to provide the name of a new Company Designee. The Purchaser shall use its best efforts to assist the Company in identifying potential Company Designees. The Company shall re-submit names until such time as Purchaser approves a Company Designees or Company Designees. In the event the Board of Directors of the Company contains eight, nine or fourteen individuals, the percentage of the Board designation evidenced by the Investor Designees and the Company Designees shall be rounded up to the next whole person. Each of the Purchaser Designees and the Investor Designees shall be appointed to the Board as soon as possible after the Closing Date. Terren S. Peizer shall be named as Chairman of the Board as soon as possible after the Closing Date.

6.5     Management  Hiring/Operations.
        -----------------------------

          (a) As soon as possible after the Closing Date, the Company shall hire individuals to serve as President/Chief Operating Officer and Chief Financial Officer, which individuals shall be subject to the prior approval of the

               Purchaser in its sole discretion. Such individuals will be in charge of the day-to-day operations of the Company.

          (b) Within ten days after the Closing Date, the Company shall enter into employment agreements with each of Robert Free and Nick Freeman, on commercially reasonable terms. The Purchaser shall assist the Company with respect to such negotiations. Notwithstanding the foregoing, if the parties mutually agree to hire a third-party as the Company's Head of Production, then the requirements of this section will be deemed to be met by such agreement.

          (c) As soon as possible after the Closing Date, the Company shall effectuate an organization structure whereby an executive committee is set up, consisting of the Vice Chairman of the Board of Directors and Chairman of the Executive Committee, the
               President/Chief Operating Officer and the Chief Financial Officer. This committee shall report to the Board of Directors of the Company.

     6.6     Insurance.  The Company shall maintain insurance as is standard for
             ---------
a public company covering liabilities of its directors and officers arising from such directors' and officers acts or omissions.

                                   ARTICLE VII
                    CONDITIONS TO THE PURCHASER'S OBLIGATIONS
                    -----------------------------------------

     The obligation of the Purchaser to purchase the Purchased Shares contemplated by this Agreement is conditioned upon the satisfaction or waiver, at or prior to Closing, of the following conditions:

     7.1     Good  Standing  and  Other  Certificates.  The Purchaser shall have
             ----------------------------------------
received (a) copies of the Company Formation Documents, including all amendments thereto, in each case certified by the Secretary of State of the State of Nevada (the "Nevada Secretary of State"), (b) a certificate from the Nevada Secretary of State to the effect that the Company is in good standing and listing all charter documents of the Company on file, and (c) if applicable, a certificate as to the tax status of the Company from the appropriate official in the State of Nevada.

     7.2     Closing  Documents.  The  Closing  Documents requiring execution by
             ------------------
the  Company  shall  have  been  executed  and  delivered  by  the  Company.

7.3     Legal  Opinion.  Purchaser  shall  have  received  an opinion of Silicon
        --------------
Valley Law Group, LLP, counsel to the Company, in the form attached hereto as Exhibit B.

7.4     Employment  Agreement.  Company  shall  have  entered into an employment
        ---------------------
agreement with Jack Marshall as Vice Chairman and Chairman of the Executive Committee on commercially reasonable terms. Purchaser shall have the right to participate in the negotiations with respect to such employment agreement.

     7.5     No  Material  Adverse  Change.  Since  the  date of this Agreement,
             -----------------------------
prior  to  the  Closing,  there  shall  have  been  no  Material Adverse Change.

     7.6     Truth of Representations and Warranties. The representations and
             ---------------------------------------
warranties of the Company contained in this Agreement shall have been true and correct as of the date hereof and shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Company shall have each delivered to the Purchaser a certificate, dated the Closing Date, to such effect as to the respective representations and warranties made by it, provided, however, that
                                                         --------  -------
such certificate shall represent and warrant as of the Closing Date regarding the number of shares of Common Stock authorized, the number of shares of Common Stock issued and outstanding, the number of shares of Preferred Stock authorized and the number of shares of Preferred Stock issued and outstanding.

     7.7     Performance of Covenants. All of the covenants of the Company to be
             ------------------------
performed prior to the Closing pursuant to Article V hereof shall have been duly performed in all material respects, and the Company shall have each delivered to the Purchaser a certificate, dated the Closing Date, to such effect.

     7.8     No Litigation.  No action or proceedings shall have been instituted
             -------------
before a court or other Governmental Authority which has resulted in a then pending temporary restraining order, preliminary and permanent judgment, order, or decree restraining or enjoining the consummation of the transactions contemplated hereby.

     7.9     Voting  Agreement.  That  certain  Voting  Agreement  in  the  form
             -----------------
attached  hereto  as  Exhibit C shall have been executed by the parties thereto.

     7.10    Bay Tree Capital Associates, LLC Waiver. Bay Tree Capital
             ----------------------------------------
Associates, LLC ("Bay Tree") shall have provided a written waiver of its right of first refusal and its registration rights under that certain ___, dated as of ___, between Bay Tree and the Company in form satisfactory to Purchaser in its sole discretion.

     7.11    Board Resignation. The resignation of Chris McConn, Director of the
             ------------------
Company,  shall  have  been  executed  by  him.

     7.12     Tender of Purchased Stock.  The Company shall tender the Purchased
              -------------------------
Stock  to  the  Purchaser  in  accordance  with  the  terms  of  this Agreement.

     7.13     Indemnity  Agreement.  Company  shall  have entered into indemnity
              --------------------
agreements in the form attached hereto as Exhibit D with each director designated in accordance with Section 6.4 hereof.

     7.14    Change-of-Control. To the extent applicable, the Company shall have
             -----------------
obtained the necessary waivers and consents in order that the purchase by Purchaser of the Purchased Shares and the conversion of the Purchased Shares into Common Stock shall not be deemed to be a "change of control" under any employment agreement of the Company or any stock option plan of the Company.

                                  ARTICLE VIII
                     CONDITIONS TO THE COMPANY'S OBLIGATIONS
                     ---------------------------------------

     The obligation of the Company to sell the Purchased Stock contemplated by this Agreement is conditioned upon the satisfaction or waiver, at or prior to Closing, of the following conditions:

     8.1     Truth  of  Representations and Warranties.  The representations and
             -----------------------------------------
warranties of the Purchaser contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Purchaser shall have delivered to the Company an officer's certificate, dated the Closing Date, to such effect.

     8.2    Third-Party Consents; Government Approvals. All consents, approvals
            -------------------------------------------
or waivers, if any, disclosed  on  Schedule  8.2 attached hereto shall have been
                                   -------------
received and delivered to the Company. All of the consents, approvals, authorizations, exemptions and waivers from Government Authorities that shall be required in order to permit the consummation of the transactions contemplated hereby shall have been obtained.

     8.3    Performance of Agreements. All of the covenants of the Purchaser to
            --------------------------
be performed prior to the Closing pursuant to Article V hereof shall have been duly performed in all material respects, and the Purchaser shall have delivered to the Company a certificate, dated the Closing Date, to such effect.

     8.4    No Litigation. No action or proceeding shall be instituted or
            --------------
threatened before a court or other Governmental Authority which has resulted in a then pending temporary restraining order, preliminary or permanent judgment, order a decree restraining or enjoining the consummation of the transactions contemplated hereby.

                                   ARTICLE IX
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

     9.1     Survival  of  Representations.  The  respective representations and
             -----------------------------
warranties of the Company and the Purchaser contained in this Agreement shall survive the Closing for a period of 18 months, at the end of which period no claim may be made with respect to any such representation or warranty unless such claim shall have been asserted in writing to the Indemnifying Party during such period pursuant to Section 9.3, except for the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.7, 3.10, 3.11, 3.12 and 4.1,
which,  in  each  case,  shall  survive  indefinitely.

9.2     Indemnification.
        ---------------

          (a) The Company hereby agrees to indemnify and hold the Purchaser and its officers, directors, affiliates, representatives, trustees, grantors, beneficiaries and agents, and any successors thereto (the "Purchaser Indemnitees"), harmless from any and all damages, losses, costs or reasonable expenses (including, without limitation, reasonable fees and expenses of investigation and reasonable attorneys' and consultants' fees and expenses in connection with any action suit, or proceeding) (collectively, "Damages") incurred or suffered as a result of or arising out of:
               (i) the breach of any representation or warranty made by or on behalf of the Company pursuant to Article III of this Agreement or any other certificate or document delivered by the Company pursuant to this Agreement, (ii) the breach of any covenant or agreement made or to be performed by the Company pursuant to this Agreement and (iii) any expenses or Damages resulting or arising from Purchaser's activities as an active investor pursuant to
               Section 6.3, provided that the Company shall not be obligated to indemnify the Purchaser for any acts of willful misconduct or recklessness, or knowing misrepresentations regarding the Company.

          (b) The Purchaser hereby agrees to indemnify and hold the Company and its officers, directors, affiliates, representatives, trustees, grantors, beneficiaries and agents, and any successors thereto (the "Company Indemnitees") harmless from Damages incurred or suffered as a result of or arising out of (i) the breach of any representation or warranty made by the Purchaser pursuant to
               Article IV of this Agreement or any other certificate or document delivered by the Purchaser pursuant to this Agreement; or (ii) the breach of any covenant or agreement made or to be performed by the Purchaser pursuant to this Agreement.

          (c) Absent fraud, the indemnification provisions under this Article IX shall be the exclusive remedy for any breach of the covenants, obligations, representations or warranties set forth in this Agreement; provided, however, -------- ------- that the provisions of this Section 9.2(c) shall not prevent the Company or the Purchaser from seeking the remedies of specific performance or injunctive relief in connection with a breach of a covenant or agreement of any party contained herein.

     9.3     Indemnification  Procedure.
             --------------------------

          (a) Any party seeking indemnification (the "Indemnified Party") from any other party (the "Indemnifying Party") with respect to any claim, demand, action, proceeding or other matter (the "Claim") pursuant to this Agreement shall promptly notify the Indemnifying Party in writing of the existence of the Claim, setting forth in reasonable detail the facts and circumstances pertaining thereto and the basis for the Indemnified Party's right to indemnification.

          (b) In the event that any third party notifies any Indemnified Party with respect to any matter which may give rise to a Claim for indemnification against the Indemnifying Party under this Agreement, then the Indemnified Party shall promptly notify the Indemnifying Party of such Claim; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party is prejudiced by such failure to give notice. The Indemnifying Party, upon waiver of its right to contest the liability for which indemnification is being sought and demonstration by the Indemnifying Party of its financial ability to satisfy any resulting judgment to the reasonable satisfaction of the Indemnified Party, shall have the right to assume defense of the Claim if notice is given to the Indemnified Party within ten (10) days after receipt of notice of such Claim. If the Indemnifying Party assumes defense of the Claim as provided in the preceding sentence, then:

               (i)  the   Indemnifying   Party   will   diligently   defend  the
                    Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party;

               (ii) the Indemnified Party may retain separate  co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel (a) to the extent the Indemnified Party concludes reasonably based upon advice of counsel that a conflict of interest exists between the Indemnified Party and Indemnifying Party or (b) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such
                    Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to the Indemnified Party which are not available to the Indemnifying Party, or available to the Indemnifying Party, but the assertion of which would be adverse to the interest of the Indemnified Party;

               (iii)the  Indemnified  Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld or delayed unreasonably; it being understood and agreed that failure to consent to a judgment or settlement that provides for relief other than monetary damages or does not provide an unconditional release of the Indemnifying Party from liability shall not be deemed unreasonable); and

               (iv) The Indemnifying  Party will not consent to the entry of any judgment or enter into any settlement, without the written consent of the Indemnified Party (not to be withheld or delayed unreasonably; it being understood and agreed that failure to consent to a judgment or settlement that provides for relief other than monetary damages or does not provide an unconditional release of the Indemnified Party from liability shall not be deemed unreasonable).

          (c) If no Indemnifying Party notifies the Indemnified Party within ten (10) days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, then the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate, without prejudice to any of its rights hereunder.

          (d) The Indemnified Party shall be entitled to reimbursement of reasonable expenses included in Damages with respect to any Claim (including, without limitation, the cost of defense, preparation and investigation relating to such Claim) as such expenses are incurred by the Indemnified Party; provided, however, that the Indemnified Party shall undertake to repay any amounts arising solely from the fault of such Indemnified Party.

          (e)  The  rights  and  remedies  of the  Purchaser  Indemnitees  under
               Article IX shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Purchaser Indemnitees or any of their respective representatives or agents.

                                    ARTICLE X
                                  MISCELLANEOUS
                                  -------------

     10.1     Knowledge  of  the  Company.  Where any representation or warranty
              ---------------------------
made by the any party contained in this Agreement is expressly qualified by reference to its knowledge, such knowledge shall be deemed to exist if the matter is within the actual knowledge of any of the directors, managers and/or the executive officers of such party, after having made due inquiry of the directors, managers and executive officers of such party who would be expected to have knowledge of the matter.

     10.2     Expenses. Except as set forth in Article VI, each party shall pay
              --------
all of its own fees, costs and expenses (including, without limitation, fees, placement fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants) incurred in connection with the negotiation of this Agreement and the other agreements contemplated hereby, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby (collectively, the "Transaction Expenses"); provided, however, that the Company will pay all such costs as may
             --------   -------
be incurred by the Company and any Taxes in the nature of sales, use or other transfer Taxes imposed in connection with the transactions contemplated hereby (except that the Company shall not be obligated to pay any income tax that may accrue to Purchaser as a result of its purchase of the Purchased Stock). The Company shall be responsible for all Transaction Expenses of the Company, which Transaction Expenses shall be paid by the Company on or before the Closing Date.

     10.3   Governing Law. THE LAW OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO
            --------------
ITS CONFLICTS OF LAWS PROVISIONS) SHALL GOVERN ALL ISSUES AND QUESTIONS CONCERNING THIS AGREEMENT.

     10.4    Publicity. Except as otherwise required by law, none of the parties
             ---------
(nor any Affiliates thereof) hereto shall issue, prior to the Closing, any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the Company, on the one hand, and the Purchaser, on the other hand, to the contents and the manner of presentation and publication thereof. Subsequent to the Closing, the Purchaser shall the right to approve any public releases of information mentioning it or any of its directors, managers, officers or employees.

     10.5 Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by telecopy (confirmed telephonically) or by registered or certified mail (postage prepaid), or by courier (return receipt requested), addressed as follows: (i) if to the Purchaser, to Intellect Capital Group, LLC 11111 Santa Monica blvd., Ste. 650, Los Angeles, CA 90025, Attention: Terren S. Peizer (Facsimile Number: (310) 479-2959), and a copy to the Purchaser's counsel, Manatt, Phelps & Phillips, LLP, 11355 West Olympic Boulevard, Los Angeles, CA 90064 (Facsimile Number: (310) 312-4224), Attention: Robert Platt, Esq.; (ii) if to the Company, to PhotoLoft.Com, Inc., 300 Orchard City Drive, Ste. 142, Campbell, CA 95008, Attention: Jack Marshall, (Facsimile Number: (408) 364-8778) and a copy to the Company's counsel, Silicon Valley Law Group, 152 North 3rd Street, Suite 900, San Jose, CA 95112 (Facsimile Number: (408) 286-1400),
Attention: James C. Chapman, Esq. or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by facsimile or mailed.

     10.6        Parties  in  Interest. This  Agreement may not be transferred,
                  --------------------
assigned, pledged or hypothecated by the Company without the prior written consent of the Purchaser. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. The Purchaser shall have the right to assign and/or delegate all or any portion of its rights and obligations under this Agreement and to transfer any of its assets after Closing to any Affiliate of the Purchaser or any entity majority owned or controlled by employees of the

Purchaser, provided that Purchaser shall give the Company written notice of such assignment or transfers.

     10.7      Counterparts. This Agreement may be  executed  in any  number  of
               ------------
counterparts, and each counterpart shall constitute an original instrument, but all of which taken together shall constitute only and one and the same instrument.

     10.8      Entire Agreement. This Agreement, including  the other  documents
               -----------------
referred to herein and therein which form a part hereof and thereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     10.9      Amendments.  This Agreement may not be changed orally,  but only
               ----------
by an agreement in writing signed by the Purchaser and the Company.

     10.10     Severability.  In case any provision in  this  Agreement shall be
               ------------
held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

     10.11     Third-Party Beneficiaries.  Except  as permitted in Section 10.6,
               --------------------------
each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

     10.12     Attorneys' Fees.  Except  as provided under Article IX hereof, if
               ----------------
any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party or parties the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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
IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its own behalf or by its respective officer thereunto duly authorized, all as of the day and year first above written.

                 PURCHASER:



                 Intellect  Capital  Group,  LLC



                 By:  /S/  Terren  S.  Peizer
                    -----------------------------
                 Name:     Terren  S.  Peizer

                 Title:     Chairman  and  CEO



                 COMPANY:



                 PhotoLoft.Com,  Inc.



                 By:  /S/  Jack  Marshall
                    -----------------------------
                 Name:     Jack  Marshall

                 Title:     Chairman  and  CEO



                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                   APPENDIX 1

                                   DEFINITIONS
                                   -----------

     "1933  Act"  shall  have  the  meaning  specified  in  Section  4.2(a).

     "Action" means any claim, demand, filing, investigation, action, suit, proceeding, including administrative and arbitration proceedings, condemnation, audit or other legal proceeding by any Person or Governmental Authority.

     "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     "Agreement" has the meaning set forth in the Preamble hereof.

     "Business Day" shall mean any day other than a Saturday or Sunday or any legal holiday on which commercial banks are authorized or required by law to be closed for business in Los Angeles, California.

     "Claim" shall have the meaning specified in Section 9.3(a).

     "Closing" shall have the meaning specified in Section 2.4.

     "Closing Date" shall have the meaning specified in Section 2.4.

     "Closing Documents" means this Agreement, the Certificate of Designations, and the Registration Rights Agreement, and all other documents, agreements, certificates and instruments delivered by the Parties at Closing.

     "Company" shall have the meaning specified in the Preamble.

     "Company Formation Documents" shall have the meaning specified in Section 3.1.

     "Company Indemnitees" shall have the meaning specified in Section 9.2(b)

     "Common  Stock"  shall  have  the  meaning  specified  in  the  Recitals.



     "Certificate of Designations" shall have the meaning specified in the Recitals.



     "Damages"  shall  have  the  meaning  specified  in  Section  9.2(a).

     "Domain Names" shall have the meaning specified in Section 3.12.


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
     "Encumbrance" shall mean any encumbrance, security interest, mortgage, deed of trust, pledge, lien, charge, lease, easement, encroachment, right of first refusal, right of first offer, purchase offer or other defect in title or restrictions of any kind or character.

     "Financial Statement" shall have the meaning specified in Section 3.7(a).

     "Financial Statement Date" shall have the meaning specified in Section 3.7(a).

     "Governmental Authority" means any court, government (or governmental or political subdivision thereof) or governmental department, commission, agency, body, instrumentality or authority, whether domestic (federal, state or local) or foreign.

     "Indemnified Party" shall have the meaning specified in Section 9.3(a).

     "Indemnifying Party" shall have the meaning specified in Section 9.3(a).

     "Lien" means, whether or not filed, any mortgage, lien, pledge, collateral assignment, hypothecation, charge, restriction, security interest, right of first refusal, right of first offer, purchase offer, easement, encroachment or encumbrance of any kind.

     "Material  Adverse  Change"  shall  have the  meaning  set forth in Section
3.7(b).

     "Material Agreements" means those agreements, instruments and other documents, including, without limitation, Leases, marketing and strategic alliance agreements, instruments, title coverage and other documents related to the Real Property identified on Schedule 3.10(a). -----------------

     "Nevada  Secretary  of State"  shall have the meaning  specified in Section
6.2.

     "Party" or "Parties" means the Purchaser and the Company and their respective successors and assigns.

     "Person" means any individual, sole proprietorship, firm, corporation, partnership, limited liability company, association, joint venture, trust or other entity or enterprise or any Governmental Authority.

     "Preferred Stock shall have the meaning specified in Section 3.2.

     "Purchase Price" shall have the meaning specified in Section 2.3.

     "Purchased Stock" shall have the meaning specified in the Recitals

     "Purchaser" shall have the meaning specified in the Preamble.

     "Purchaser Indemnitees" shall have the meaning specified in Section 9.2(a).

     "Registration Rights Agreement" shall mean that certain Registration Rights Agreement to be executed as of the Closing Date by the Company and the Purchaser in the form attached hereto as Exhibit E.

     "SEC" shall have the meaning specified in Section 4.2(b).

     "Shareholders"  shall  have  the  meaning  specified  in  Section  3.2.

     "Trademarks"  shall  have  the  meaning  specified  in  Section  3.12.

     "Transaction  Expenses"  shall  have the meaning specified in Section 10.2.


                                         22
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